Exhibit 10.17

STOCK OPTION AGREEMENT
UNDER THE AQUESTIVE THERAPEUTICS, INC.
2018 EQUITY INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (this “Agreement”) between Aquestive Therapeutics, Inc. (the “Corporation” or the “Company”) and the individual specified on the Notice of Grant (the “Optionee”) is made as of the date of grant specified on the Notice of Grant to which this Agreement is attached (the “Grant Notice”).  The date of grant specified on the Grant Notice is referred to herein as the “Grant Date.”

RECITALS

WHEREAS, the Corporation maintains the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors and consultants; and

WHEREAS, the Plan permits the Corporation to award options with respect to shares of the Corporation’s common stock, $0.[____] par value per share (“Shares”), subject to the terms of the Plan.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.          Award of Option.  The Corporation hereby grants to the Optionee, as of the Grant Date, the option (the “Option”) to purchase the number of Shares specified on the Grant Notice (the “Option Shares”).  The Option is subject to the terms set forth herein, and the terms of the Plan, which terms and provisions are incorporated herein by reference.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

2.          Type of Option.  If the Grant Notice indicates that the grant type is “ISO,” then the Option is intended to be an Incentive Stock Option described by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Notwithstanding the designation of this Option as either an Incentive Stock Option or non-qualified stock option, the Corporation makes no representation as to the treatment of the Option under any federal, state, local or foreign tax law and the Corporation has not advised the Optionee on such matters.  If the Grant Notice does not specify the grant type as “ISO,” or if any portion of the Option cannot qualify as an Incentive Stock Option, then the Option (or such portion of the Option, as applicable) shall not be an Incentive Stock Option.

3.          Term of Option.

(a)          Term.  The term of the Option shall commence on the Grant Date and end on the Expiration Date specified on the Grant Notice, or on such earlier date as provided in the Plan and Section 3(b) below (the “Term”).

(b)          Termination of Employment.  Upon the Optionee’s termination of employment with the Company and its Subsidiaries, the unvested portion of the Option shall cease to vest and shall be forfeited and the vested portion of the Option shall remain exercisable by the Optionee or the Optionee’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a termination by the Company or a Subsidiary for Cause, (ii) one year in the event of a termination due to death or Disability, by the Company or a Subsidiary without Cause, by the Optionee for Good Reason or as the result of the Optionee’s Retirement and (iii) six months in the event of the Optionee’s resignation without Good Reason and not due to Retirement; provided, however, that no part of the Option shall be exercisable after the Expiration Date.  The entire unexercised portion of the Option, whether or not vested, shall be forfeited immediately upon the Optionee’s termination by the Company or a Subsidiary for Cause.

4.          Exercise Price.  The cost to the Optionee to purchase, pursuant to this Agreement, one Option Share is the Exercise Price specified on the Grant Notice (subject to adjustment as set forth in the Plan).

5.          Vesting; Exercise of Option.  The Option will be exercisable during the Term only to the extent that it is then vested and then only in accordance with the terms and provisions of the Plan and this Agreement.

(a)          Vesting.  The Option will vest and become exercisable in accordance with the vesting schedule set forth on the Grant Notice.  Except as provided in Section 7.2 of the Plan, upon the Optionee’s termination of employment with the Corporation and its Subsidiaries for any reason, the unvested portion of the Option shall be immediately forfeited with no compensation due to the Optionee.

(b)          Method of Exercise.  The Optionee may exercise the Option by providing written notice to the Corporation stating the election to exercise the Option.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Corporation or such other Person as may be designated by the Corporation.  The written notice shall be accompanied by (i) payment of the Exercise Price and (ii) payment of, or arrangement of payment of, all applicable withholding taxes as provided in Section 9 below.  Payment of the purchase price shall be by cash, certified or bank check, the cashless exercise program adopted by the Committee and applicable to Optionee (if then in effect as required by the Plan) or such other consideration and method of payment as may be authorized by the Committee pursuant to the Plan.  Following exercise, any certificate(s) for Option Shares shall be registered in the name of the Optionee (or his or her heirs or beneficiary, as applicable).

(c)          Partial Exercise. The Option, to the extent vested, may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to whole numbers of Option Shares.

(d)          Restrictions on Exercise.  Upon a Change in Control, the right to exercise the Option shall be subject to Sections 7.1 and 7.2 of the Plan.  The Option shall not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.  As a further condition to the exercise of the Option, and in addition to any other requirements set forth in this Agreement, the Corporation may require the Optionee to make any other representation or warranty to the Corporation as may be required by or advisable under any applicable law or regulation.

(e)          Termination of Option.  Upon the end of the Term, any portion of the Option that remains unexercised shall be forfeited and cancelled with no compensation due to the Optionee.

6.          Transferability of Option.  The Option may be transferred only as provided in Section 12 of the Plan.  If the Optionee dies during the Term, the terms of this Agreement and the Plan will be binding upon the executors, administrators, legal guardians, representatives, estate and heirs of the Optionee, whether testamentary heirs or heirs by intestacy.

7.          Conditions on All Transfers of Option Shares.  Notwithstanding anything to the contrary contained in this Section 7, no Transfer of an Option Share shall be made, or, if attempted or purported to be made, shall be effective, unless and until the Corporation is satisfied that the Transfer will not violate any federal or state securities law or any other law or agreement (including this Agreement).  If the Transfer would violate any such law or agreement and the Optionee nevertheless attempts or purports to engage in a Transfer of Option Shares, then the Corporation shall not recognize such Transfer on the books and records of the Corporation and such Transfer will be null and void ab initio.  In addition, the Optionee will be liable to the Corporation for damages, if any, which may result from such attempted or purported Transfer.

8.          No Promise of Employment.  Neither the Plan nor the Option nor the holding of Option Shares will confer upon the Optionee any right to continue in the employ or other service of the Corporation or any Subsidiary, or limit, in any respect, the right of the Corporation or any Subsidiary to discharge the Optionee at any time, with or without Cause and with or without notice.

9.          Withholding.  The Optionee shall be responsible for making appropriate provision for all taxes required to be withheld in connection with the Option or the exercise thereof (including, without limitation, through the cashless exercise program adopted by the Committee and applicable to Optionee (if then in effect as required by the Plan)).  Such responsibility shall extend to all applicable federal, state, local and foreign withholding taxes.  The Corporation or its Subsidiaries, in their sole discretion, shall have the right to retain the number of shares whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes (or to withhold from any payroll or other amounts otherwise due to the Optionee the amount of withholding taxes due in connection with the exercise of the Option).

10.        The Plan.  The Optionee has received a copy of the Plan (a copy of which is attached hereto as Exhibit A), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time, and this Agreement.  Pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to the Plan, this Agreement, the Option Shares or any agreement relating to the Option or the Option Shares.  In the event of a conflict or inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

11.        Governing Law.  This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws of Delaware or any other jurisdiction.

12.        Severability.  All provisions of this Agreement are distinct and severable and if any clause shall be held to be invalid, illegal or against public policy, the validity or the legality of the remainder of this Agreement shall not be affected thereby, and the remainder of this Agreement shall be interpreted to give maximum effect to the original intention of the parties hereto.

13.        Amendment.  Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

14.        Section 16 Override.  Notwithstanding anything contained in the Plan or this Agreement to the contrary, if Optionee is subject to Section 16 of the Exchange Act with respect to the Company at the time of the exercise of the Option, Optionee shall be permitted to direct the Company in Optionee’s sole discretion to withhold Shares from those otherwise due with respect to the exercise of the Option to pay the exercise price and withholding taxes relating to the exercise of the Option.  Only whole shares of Common Stock shall be withheld and the number of shares of Common Stock withheld shall be based on the Fair Market Value of the Common Stock on the date of exercise.

15.        Entire Agreement.  This Agreement, together with the Grant Notice and the Plan, and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of the Option to Optionee by the Corporation.

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EXHIBIT A

Aquestive Therapeutics Inc. 2018 Equity Incentive Plan

NOTICE OF GRANT AND OPTION AGREEMENT

Company Information:		Optionee:
Aquestive Therapeutics, Inc.		[NAME]

[Address]		[ADDRESS]
[CITY, STATE, ZIP]
[Country]

Phone: [________]		Phone: [_________]

Fax: [_______]		Email: [__________]

Plan Name:	Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan	Date of Grant:	[_____]

Grant Type:	[ISO] [NQSO]	Expiration Date:	[_____]

Option Number:	[___]

Number of Shares Underlying Option:	[_____]

Vesting Type:	Other	Exercise Price:	$[_____]

Vesting Start Date:	[_____]	Total Option Price:	$[_____]

Vesting Schedule:
	Date Vested	Shares Vested
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	Total:	[_____]
By your signature and the Company’s signature below, you and the Company agree that the Option specified in this Grant Notice is granted under and governed by the terms and conditions of the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan, as amended from time to time, and the Option Agreement, all of which are attached and made a part of this Grant Notice.

OPTIONEE:		AQUESTIVE THERAPEUTICS, INC.

Name: [_________]		By: [_________]

Date:		Date: